UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7750 Wisconsin Avenue, Bethesda, Maryland	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.01 par value	MAR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 11, 2026, Marriott International, Inc. (“we”) entered into a Terms Agreement with J.P. Morgan Securities LLC, PNC Capital Markets LLC, Truist Securities, Inc., U.S. Bancorp Investments, Inc. and the other Underwriters listed on Schedule I thereto (the “Terms Agreement,” which incorporates by reference the Underwriting Agreement General Terms and Provisions, dated March 3, 2021 (which we previously filed on March 5, 2021 as Exhibit 1.1 to our Current Report on Form 8-K)) to issue $250,000,000 aggregate principal amount of our 4.875% Series NN Notes due 2029 (the “Series NN Notes”) and $1,000,000,000 aggregate principal amount of our 5.650% Series YY Notes due 2036 (the “Series YY Notes” and, together with the Series NN Notes, the “Notes”). We issued the Notes on August 13, 2026. The Series NN Notes issued pursuant to the Terms Agreement (the “New Series NN Notes”) constitute an additional issuance of, and a single series (the “Series NN”) with, the $500 million aggregate principal amount of 4.875% Series NN Notes due 2029 which we issued on February 22, 2024.

Net proceeds of the offering are approximately $1.233 billion, after deducting the underwriting discount and estimated expenses of the offering and excluding accrued interest on the New Series NN Notes from May 15, 2026 through the day before the settlement date, which the purchasers of the New Series NN Notes paid to us at closing. We intend to use the net proceeds from the offering of the Notes for general corporate purposes, which may include working capital, capital expenditures, acquisitions, stock repurchases or repayment of outstanding indebtedness.

We will pay interest on the Series NN Notes on May 15 and November 15 of each year, commencing on November 15, 2026 and we will pay interest on the Series YY Notes on March 15 and September 15 of each year, commencing on March 15, 2027. The Series NN Notes will mature on May 15, 2029 and the Series YY Notes will mature on September 15, 2036. We may redeem the Notes, in whole or in part, at our option, under the terms provided in the applicable Form of Note.

We issued the Notes under an indenture dated as of November 16, 1998 with The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee (the “Indenture”) (which we previously filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 1, 1999). The Series NN was established by the Indenture Officers’ Certificate, dated February 22, 2024, pursuant to Section 301 of the Indenture (which we previously filed on February 22, 2024 as Exhibit 4.3 to our Current Report on Form 8-K).

In connection with the public offering of the Notes, we filed a Prospectus dated February 13, 2024 and a Prospectus Supplement dated August 11, 2026 with the Securities and Exchange Commission, each of which forms a part of our Registration Statement on Form S-3 (Registration No. 333-277039) (the “Registration Statement”). We are filing the Terms Agreement, the Indenture Officers’ Certificate pursuant to Section 301 of the Indenture establishing the terms of the New Series NN Notes and the Series YY Notes, the Forms of Notes, and a legal opinion of our counsel, Gibson, Dunn & Crutcher LLP, on the Notes as exhibits to this report for the purpose of incorporating them as exhibits to the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report:

1.1	Terms Agreement, dated August 11, 2026, among Marriott International, Inc. and the Underwriters named therein.

4.1	Form of Note for the 4.875% Series NN Notes due 2029.

4.2	Form of Note for the 5.650% Series YY Notes due 2036.

4.3	Indenture Officers’ Certificate (with respect to the 4.875% Series NN Notes due 2029 and the 5.650% Series YY Notes due 2036) pursuant to Section 301 of the Indenture, dated August 13, 2026.

5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated August 13, 2026.

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

104	The cover page to this Current Report on Form 8-K, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2026	MARRIOTT INTERNATIONAL, INC.

	By:	/s/ Felitia O. Lee
Felitia O. Lee
Controller and Chief Accounting Officer